Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-149301, 333-149302, 333-12818, 333-112796, 333-112797) of our reports dated March 7, 2008 and March 10, 2008 respectively, for:

1.	Barclays PLC relating to the financial statements and the effectiveness of internal control over financial reporting; and

2.	Barclays Bank PLC relating to the financial statements

which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2007.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

London, England

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-145845) of our reports dated March 7, 2008 and March 10, 2008 respectively, for:

1.	Barclays PLC relating to the financial statements and the effectiveness of internal control over financial reporting; and

2.	Barclays Bank PLC relating to the financial statements.

which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

London, England

March 26, 2008